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                                  Exhibit 10(a)

                             CANCELLATION AGREEMENT

     THIS AGREEMENT is made and entered into as of November 1, 2002 by and among Parker-Hannifin Corporation (the "Company"), Michael J. Hiemstra (the "Executive") and the Irrevocable Trust Creating Vested Trusts for Children of M.
J. Hiemstra dated August 16, 1999 (the "Trust").

                                    RECITALS

     A. The Company and the Executive are parties to an Exchange Agreement dated as of October 29, 1999 (the "Exchange Agreement") whereby the Executive agreed to the surrender of a portion of his future base pay in exchange for the Company's agreement to be bound by the terms of an Executive Estate Protection Plan Document (as defined in the Exchange Agreement).

     B. The Company, the Executive and the Trust are parties to an Executive Estate Protection Agreement dated as of October 29, 1999 (the "EEP Agreement") whereby the Company has agreed to provide life insurance for the benefit of the Executive and his wife by funding the premiums on a Policy (as defined in the EEP Agreement) to be owned by the Trust.

     C.   Subsequent to the execution of the Exchange Agreement and the EEP
Agreement:

          (1) the Internal Revenue Service has proposed regulations (the "Tax Regulations") which may negatively affect both the Executive and the Company from a financial standpoint; and

          (2) Congress has enacted the Sarbanes-Oxley Act of 2002 (together with the Tax Regulations, the "Recent Developments").

     D. As a result of the Recent Developments, the Executive has requested that the Company and the Trust agree to the cancellation of their respective obligations under the Exchange Agreement and EEP Agreement.

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     E. The Company and the Trust are willing to accommodate the Executive's request to cancel their respective obligations under the Exchange Agreement and the EEP Agreement pursuant to the terms and conditions stated herein.

                                    AGREEMENT

     1. The Executive, the Company and the Trust agree that the Exchange Agreement and the EEP Agreement shall be cancelled effective November 1, 2002 (the "Effective Date") and, except as specifically provided herein, no party shall have any further obligation thereunder. For the avoidance of doubt, as of the Effective Date, (a) Monthly Surrenders (as defined in the Exchange Agreement) shall no longer be deducted from the Executive's future base pay from the Company; and (b) the Company shall have no further obligation to pay premiums for the Policy, including without limitation the premium payment due on the Effective Date.

     2. As of the Effective Date, the Trust and the Company shall instruct the Insurer (as defined in the EEP Agreement) in writing that they wish to surrender the Policy for its cash value (the "Cash Value"), payable to the Company as repayment for the funds provided by the Company for the acquisition and maintenance of the Policy. The Cash Value shall belong to the Company.

     3. As of the Effective Date, the Company shall credit the Executive's account in the Company's Executive Deferral Plan (the "EDP Account") with an amount equal to 28.6% of the Cash Value (the "EDP Credit"). The EDP Credit shall be allocated to the EDP Account in the same manner as the Executive's current investment elections for the EDP Account.

     4. The provisions contained in Section 4 of the Exchange Agreement which obligate the Company to disregard the Surrendered Compensation for purposes of determining the Executive's benefits under the Company's Supplemental Executive Retirement Program shall survive the cancellation of the Exchange Agreement.

     5. This Agreement shall be governed by and construed under the laws of the State of Ohio.

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     IN WITNESS WHEREOF, the Company, the Executive and the Trust have executed this Agreement as of the date first above written.

                                   PARKER-HANNIFIN CORPORATION

                                   By:  /s/Thomas A. Piraino, Jr.

                                   Title: Vice President



                                   /s/Michael J. Hiemstra
                                   ----------------------------------
                                       Michael J. Hiemstra


                                   IRREVOCABLE TRUST
                                   CREATING VESTED TRUSTS FOR CHILDREN
                                   OF M. J. HIEMSTRA DATED August 16, 1999


                                   By: /s/David J. Hiemstra
                                       ------------------------------
                                           David J. Hiemstra
                                           Trustee

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